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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                               January 13, 2000

Rhythms NetConnections Inc.
6933 South Revere Parkway
Englewood, Colorado  80112

                  Re: Rhythms NetConnections Inc. - Registration Statement for Offering of 389,252 Shares of Common Stock

Dear Ladies and Gentlemen:

                  We have acted as counsel to Rhythms NetConnections Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 70,252 shares of common stock (the "Shares") subject to the stock option granted to Steve Stringer (the "Stringer Shares"), the Company's President and Chief Operations Officer, on June 10, 1999 (the "Stringer Option") and (ii) an additional 319,000 shares of the Company's common stock (the "Option Shares") issuable pursuant to stock options granted to certain individuals in the Company's service pursuant to their written compensation agreements with the Company (the "Non-Plan Options"). Hereafter, the Stringer Shares and the Option Shares will be referred to as the "Shares".

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the grant of the Option. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the option agreement evidencing the Option and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Stringer Option, the Non-Plan Options or the Shares.

                                   Very truly yours,

                                   /s/ Brobeck, Phleger & Harrison LLP

                                   BROBECK, PHLEGER & HARRISON LLP